UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TRECORA RESOURCES
(Name of Registrant as Specified In Its Charter)

Pangaea Ventures, L.P.

Temnein Ventures III, L.P.

Panthalassa Ventures, L.P.

Ortelius Advisors, L.P.

Peter DeSorcy

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

On February 7, 2022, (i) Pangaea Ventures, L.P., a Delaware limited partnership (“Pangaea”); (ii) Temnein Ventures III, L.P., a Delaware limited partnership (“Temnein”); (iii) Panthalassa Ventures, L.P., a Delaware limited partnership (“Panthalassa”); (iv) Ortelius Advisors, L.P., a Delaware limited partnership (“OA”); and (v) Peter DeSorcy (“Mr. DeSorcy”, and, together with Pangaea, Temnein, Panthalassa and OA, the “Reporting Persons”) filed its Amendment No. 5 to the Schedule 13D with respect to Trecora Resources, a Delaware corporation (the “Issuer”), a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference, announcing that Pangaea submitted to the Issuer, in accordance with the Issuer’s Bylaws, a notice nominating a slate of six highly qualified, diverse and independent candidates (the “Nominees”) for election to the Issuer’s Board of Directors at the Issuer’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Reporting Persons, together with the Nominees, intend to file a preliminary proxy statement and appropriate accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of the Nominees at the Annual Meeting.

THE REPORTING PERSONS STRONGLY ADVISE ALL STOCKHOLDERS OF THE ISSUER TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, AS SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE NOMINEES. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

The participants in the foregoing proxy solicitation are anticipated to be the Reporting Persons and the Nominees.

As of the date hereof, (i) Pangaea directly beneficially owns 2,328,024 shares of common stock of the Issuer, par value $0.10 per share (the “Common Stock”), (ii) Temnein directly beneficially owns 346,659 shares of Common Stock, (iii) Panthalassa does not beneficially own any shares of Common Stock and (iv) OA has voting and dispositive power over the shares of Common Stock held by Pangaea and Temnein, and through ownership and control Mr. DeSorcy has voting and dispositive power over such shares. None of the Nominees beneficially owns any shares of Common Stock. As of the date hereof, Mr. Johnson is a limited partner in Temnein, which is the beneficial owner of 346,659 shares of Common Stock; however, Mr. Johnson disclaims beneficial ownership of these shares.